Exhibit 99.1

Press Release

Aspen Insurance Holdings Announces Repurchase of $100 Million of Ordinary Shares from Founding Shareholder and Agreement to Sell Ordinary Shares by Founding Shareholder

HAMILTON, Bermuda, May 13, 2008 — Aspen Insurance Holdings Limited (the ‘‘Company’’) (NYSE:AHL) today announced that the Company has agreed to repurchase approximately 4.1 million of its ordinary shares from Candover Partners Limited, one of its founding shareholders, and a trustee to a Candover employee trust. The ordinary shares are to be repurchased by Aspen for approximately $100 million.

The repurchase was executed as part of Aspen’s $300 million share repurchase program. The ordinary shares will be retired once purchased.

In a separate transaction, Aspen also announced today that Candover Partners Limited has agreed to sell approximately 2 million ordinary shares of Aspen in an underwritten public offering. Following the completion of the offering and the share repurchase, Candover Partners Limited will no longer own any shares of Aspen.

Credit Suisse is acting as the sole book-running manager for the public offering. Credit Suisse proposes to offer Aspen’s ordinary shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Aspen will not receive any proceeds from the sale of ordinary shares by Candover Partners Limited in the public offering. The public offering and the share repurchase are not conditional on one another.

’’We are pleased to repurchase $100 million in Aspen stock from Candover, demonstrating our commitment to active capital management which includes buying back shares’’ said Chris O’Kane, Aspen’s Chief Executive Officer. ‘‘Candover has been a great owner and I appreciate the support they have given us since our inception.’’

The ordinary shares in the public offering are being sold pursuant to Aspen’s effective shelf registration statement previously filed with the Securities and Exchange Commission. A prospectus supplement relating to the ordinary shares offering will be filed with the Securities Exchange Commission. When available, a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Credit Suisse by contacting Credit Suisse Securities (USA) LLC, Prospectus Department, at One Madison Avenue, New York, NY 10010, telephone (800) 221-1037.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of ordinary shares will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Aspen’s earnings conference call will contain, written or oral ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ ‘‘estimate,’’ ‘‘may,’’ ‘‘continue,’’ ‘‘guidance,’’ and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.  Any further ordinary share repurchases by Aspen are subject to rating agency considerations, the market price of its ordinary shares, Aspen’s ongoing sources and uses of cash and the liquidity requirements of its insurance and reinsurance business. For a more detailed description of additional uncertainties and other factors that could impact the forward-looking statements in this release, please see the ‘‘Risk Factors’’ section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on February 29, 2008.

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Contact: Aspen Insurance Holdings Limited
Tania Kerno, Head of Communications	T +44 20 7184 8855
Noah Fields, Head of Investor Relations	T +(441) 297 9382
Press Inquires
Sarah Gestetner, Citigate Dewe Rogerson	T +44 20 7638 9571
Eliza Johnson, Abernathy MacGregor	T +(212) 371 5999